Exhibit 99.1

LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Third Quarter and Year-to-Date Periods of Fiscal Year 2012

Nashville, Tenn. – June 11, 2012 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the third quarter and year-to-date periods of fiscal year 2012 ended April 29, 2012.

(In thousands)	Thirteen weeks ended April 29, 2012 (Successor)	Thirteen weeks ended May 1, 2011 (Successor)	Thirty-nine weeks ended April 29, 2012 (Successor)	Period from October 4, 2010 to May 1, 2011 (Successor)	Period from August 2, 2010 to October 3, 2010 (Predecessor)	Combined thirty-nine weeks ended May 1, 2011 (Non-GAAP)

Net sales	$169,585	$158,876	$470,234	$346,182	$93,762	$439,944
Net income (loss)	8,297	3,864	5,568	(1,094)	(224)	(1,318)
Adjusted EBITDA*	26,255	24,712	58,882	51,865	8,567	60,432

Selected Highlights for the Third Quarter 2012 Compared to the Third Quarter 2011:
▪	Opened four new company-owned Logan’s Roadhouse® restaurants during the third quarter 2012.
▪	Net sales increased 6.7% to $169.6 million from $158.9 million.
▪	Comparable restaurant sales declined 0.8%, average check increased by 3.3%, and customer traffic decreased by 4.0%.
▪	Net income more than doubled to $8.3 million from $3.9 million.
▪	Adjusted EBITDA increased 6.2% to $26.3 million from $24.7 million. (*)

Selected Highlights for the Year-to-Date 2012 Compared to the Combined Year-to-Date 2011:
▪	Opened 18 new company-owned Logan’s Roadhouse® restaurants during the year-to-date 2012.
▪	Net sales increased 6.9% to $470.2 million from $439.9 million.
▪	Comparable restaurant sales declined 0.9%, average check increased by 3.8%, and customer traffic decreased by 4.6%.
▪	Net income of $5.6 million compared to a net loss of $1.3 million.
▪	Adjusted EBITDA of $58.9 million compared to $60.4 million. (*)

(*) Please see reconciliation table at the end of this release.

Thomas Vogel, President, Chairman, and Chief Executive Officer of Logan’s Roadhouse, Inc., stated, “During the third quarter, sales contributions from new restaurant openings more than offset lower comparable store sales and we generated Adjusted EBITDA growth despite slightly negative comparable store sales.  Our core demographic continues to be impacted by high unemployment levels and lower discretionary income, therefore increasing guest counts remains both a significant challenge as well as our top organizational priority.  We continue to actively test and implement brand building and new product messages across all of our day parts to encourage more visits to Logan’s.”

Mr. Vogel concluded, “We completed our fiscal 2012 development schedule with our 19th restaurant opening in the beginning of the fourth quarter and we remain focused on continuing to fund our new restaurant growth through operating cash flows and lease financing."

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2012.  It is available at www.logansroadhouse.com under the investor relations section.

Conference Call
The Company will host a conference call on Thursday, June 14, 2012 at 10:30 a.m. ET to discuss its financial results for the third quarter and year-to-date periods of fiscal year 2012.  The conference call will be hosted by Thomas Vogel, President and Chief Executive Officer, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 888-228-5274, and the international dial-in number is 913-312-0376.  Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation.  A telephone replay may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 5421644

About Logan’s Roadhouse
Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full-service restaurant chain to 220 company-owned and 26 franchised Logan's Roadhouse restaurants in 23 states with approximately 15,000 employees.  The Company’s mission is to recreate the traditional American roadhouse by offering consumers value-oriented, high quality, “craveable” meals for lunch and dinner served in the hospitable tradition and distinctive atmosphere reminiscent of an American roadhouse of the 1930’s and 1940’s.  Logan’s menu features specially seasoned aged steaks, fresh ground steak burgers, fresh chicken dishes and salads, fall-off-the-bone ribs, distinctive fresh-baked yeast rolls and bottomless buckets of peanuts.  LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC. CONDENSDED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)	April 29, 2012	July 31, 2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$5,307	$19,103
Receivables	8,810	9,960
Inventories	12,112	11,370
Prepaid expenses and other current assets	4,415	3,367
Receivable from RHI	151	-
Income taxes receivable	5,552	3,688
Deferred income taxes	2,199	2,207
Total current assets	38,546	49,695
Property and equipment, net	242,697	232,940
Other assets	18,980	19,492
Goodwill	332,604	331,788
Tradename	71,694	71,694
Other intangible assets, net	21,875	23,215
Total assets	$726,396	$728,824
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$19,351	$17,573
Payable to RHI	-	802
Other current liabilities and accrued expenses	39,475	52,315
Total current liabilities	58,826	70,690
Long-term debt	355,000	355,000
Deferred income taxes	37,556	37,746
Other long-term obligations	38,866	34,808
Total liabilities	490,248	498,244
Commitments and contingencies (Note 5)	-	-
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	-	-
Additional paid-in capital	230,000	230,000
Retained earnings	6,148	580
Total stockholder’s equity	236,148	230,580
Total liabilities and stockholder’s equity	$726,396	$728,824

LRI HOLDINGS, INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands)	Thirteen weeks ended April 29, 2012 (Successor)	Thirteen weeks ended May 1, 2011 (Successor)	Thirty-nine weeks ended April 29, 2012 (Successor)	Period from October 4, 2010 to May 1, 2011 (Successor)	Period from August 2, 2010 to October 3, 2010 (Predecessor)	Combined thirty-nine weeks ended May 1, 2011 (Non-GAAP)
Revenues:
Net sales	$169,585	$158,876	$470,234	$346,182	$93,762	$439,944
Franchise fees and royalties	584	575	1,621	1,245	348	1,593
Total revenues	170,169	159,451	471,855	347,427	94,110	441,537
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	54,792	52,078	154,127	112,967	29,172	142,139
Labor and other related expenses	48,187	45,484	137,777	100,989	28,578	129,567
Occupancy costs	12,281	11,354	36,210	25,333	8,046	33,379
Other restaurant operating expenses	25,473	22,386	72,748	49,374	15,478	64,852
Depreciation and amortization	5,165	4,508	14,954	10,019	3,112	13,131
Pre-opening expenses	1,020	1,059	4,088	2,442	783	3,225
General and administrative	6,193	6,399	18,584	24,384	14,440	38,824
Impairment and store closing charges	-	-	108	-	-	-
Total costs and expenses	153,111	143,268	438,596	325,508	99,609	425,117
Operating income (loss)	17,058	16,183	33,259	21,919	(5,499)	16,420
Interest expense, net	10,124	10,124	29,614	23,586	3,147	26,733
Other income, net	-	-	-	(15)	(182)	(197)
Income (loss) before income taxes	6,934	6,059	3,645	(1,652)	(8,464)	(10,116)
Income tax (benefit) expense	(1,363)	2,195	(1,923)	(558)	(8,240)	(8,798)
Net income (loss)	8,297	3,864	5,568	(1,094)	(224)	(1,318)
Undeclared preferred dividend	-	-	-	-	(2,270)	(2,270)
Net income (loss) attributable to common stockholders	$8,297	$3,864	$5,568	$(1,094)	$(2,494)	$(3,588)

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)	Thirty-nine weeks ended April 29, 2012 (Successor)	Period from October 4, 2010 to May 1, 2011 (Successor)	Period from August 2, 2010 to October 3, 2010 (Predecessor)
Cash flows from operating activities:
Net income (loss)	$5,568	$(1,094)	$(224)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	14,954	10,019	3,112
Other amortization	764	3,050	241
Unrealized gain on interest rate swap	-	-	(182)
Loss on sale/disposal of property and equipment	2,093	437	203
Amortization of deferred gain on sale and leaseback transactions	(16)	(2)	(18)
Impairment charges for long-lived assets	108	-	-
Share-based compensation expense	530	569	-
Tax benefit upon cancellation/exercise of Predecessor stock options	-	-	6,431
Deferred income taxes	(182)	-	(10,701)
Changes in operating assets and liabilities:
Receivables	1,150	(947)	126
Inventories	(742)	(691)	(205)
Prepaid expenses and other current assets	(1,048)	5,048	1,668
Other non-current assets and intangibles	(1,774)	(474)	(179)
Accounts payable	1,208	(2,379)	413
RHI payable	(33)	(14)	-
Income taxes payable/receivable	(1,864)	(576)	(3,985)
Other current liabilities and accrued expenses	(12,840)	(23,621)	4,942
Other long-term obligations	4,224	3,061	1,022
Net cash provided by (used in) operating activities	12,100	(7,614)	2,664
Cash flows from investing activities:
Acquisition of LRI Holdings, net of cash acquired	-	(311,633)	-
Purchase of property and equipment	(35,736)	(20,478)	(7,036)
Proceeds from sale and leaseback transactions, net of expenses	11,290	1,793	1,656
Net cash used in investing activities	(24,446)	(330,318)	(5,380)
Cash flows from financing activities:
Proceeds from issuance of Senior Secured Notes	-	355,000	-
Payments for debt issuance costs	-	(18,995)	-
Contribution from parent	-	230,000	-
Repayment of Predecessor’s senior secured credit facility	-	(132,825)	-
Repayment of Predecessor’s senior subordinated unsecured mezzanine term notes, including prepayment premium	-	(87,576)	-
Payments on revolving credit facility	(18,400)	-	-
Borrowings on revolving credit facility	18,400	-	-
Repurchase of shares	(1,450)	-	-
Net cash provided by financing activities	(1,450)	345,604	-
(Decrease) increase in cash and cash equivalents	(13,796)	7,672	(2,716)
Cash and cash equivalents, beginning of period	19,103	-	52,211
Cash and cash equivalents, end of period	$5,307	$7,672	$49,495

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements.  These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology.  These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available.  These statements are not statements of historical fact.  Examples of forward-looking statements in this press release include our targets for future new unit growth.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Please refer to our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and subsequent periodic reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences.  Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and the Combined presentation of the Predecessor and Successor periods of fiscal year 2011.  The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance.  However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies.  These non-GAAP measures and the Combined presentation for fiscal year 2011 have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.

To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

The following table sets forth a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.
	Successor		Successor	Successor	Predecessor	Combined
				Period from	Period from
	Thirteen weeks	Thirteen weeks	Thirty-nine weeks	October 4, 2010	August 2, 2010	Thirty-nine weeks
	ended	ended	ended	to	to	ended
(In thousands)	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011	October 3, 2010	May 1, 2011
Net income (loss)	$8,297	$3,864	$5,568	$(1,094)	$(224)	$(1,318)
Interest expense, net	10,124	10,124	29,614	23,586	3,147	26,733
Income tax (benefit) expense	(1,363)	2,195	(1,923)	(558)	(8,240)	(8,798)
Depreciation and amortization	5,165	4,508	14,954	10,019	3,112	13,131
EBITDA	22,223	20,691	48,213	31,953	(2,205)	29,748
Adjustments
Sponsor management fees(a)	250	260	750	607	205	812
Non-cash asset write-offs:
Restaurant impairment(b)	-	-	108	-	-	-
Loss on disposal of property and equipment(c)	1,616	220	2,085	423	164	587
Restructuring costs(d)	430	-	430	-	-	-
Pre-opening expenses (excluding rent)(e)	773	896	3,337	2,026	598	2,624
Hedging gain (f)	-	-	-	-	(182)	(182)
Losses on sales of property(g)	-	(7)	8	14	39	53
Non-cash rent adjustment(h)	918	991	3,353	3,395	(334)	3,061
Costs related to the Transactions(i)	-	1,085	43	12,869	10,272	23,141
Non-cash stock-based compensation(j)	40	569	530	569	-	569
Other adjustments(k)	5	7	25	9	10	19
Adjusted EBITDA	26,255	24,712	58,882	51,865	8,567	60,432
Cash rent expense(l)	9,448	8,631	27,388	18,224	7,128	25,352
Adjusted EBITDAR	$35,703	$33,343	$86,270	$70,089	$15,695	$85,784

(a)
Prior to the completion of the Transactions, sponsor management fees consisted of fees paid to our Predecessor owners under a management and consulting services agreement, which was terminated in connection with the completion of the Transactions. Following the completion of the Transactions, sponsor management fees consist of fees paid to the Kelso Affiliates under an advisory agreement.

(b)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(c)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(d)	Restructuring costs include severance and other related charges.

(e)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(f)	Hedging gain relates to fair market value changes of an interest rate swap. The interest rate swap was terminated in connection with the Transactions.

(g)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.

(h)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(i)
Costs related to the Transactions include: expenses related to business combination accounting recognized in connection with the Transactions, a one-time fee of $7.0 million paid to the Kelso Affiliates and legal, professional, and other fees incurred as a result of the Transactions.

(j)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.

(k)	Other adjustments include ongoing expenses of closed restaurants, as well as inventory write-offs, employee termination buyouts and incidental charges related to restaurant closings.

(l)	Cash rent expense represents actual cash payments required under our leases.